Exhibit 99a

AT&T INC.
CONSOLIDATED STATEMENTS OF INCOME FOR THE QUARTERS AND YEAR ENDED 2005 Dollars in millions
	For the Quarter Ended				For the Year Ended *
	Mar 31,	Jun 30,	Sep 30,	Dec 31,
Total Operating Revenues	$10,248	$10,328	$10,320	$12,966	$43,862
Total Operating Expenses	8,692	8,810	8,358	11,834	37,694
Total Operating Income	1,556	1,518	1,962	1,132	6,168
Interest expense	353	349	349	405	1,456
Other income (expense) – net	98	315	231	362	1,006
Income Before Income Taxes	1,301	1,484	1,844	1,089	5,718
Provision (benefit) for income taxes	416	484	598	(566)	932
Net Income	$885	$1,000	$1,246	$1,655	$4,786

Depreciation and amortization expense included in Total Operating Expenses	$1,825	$1,809	$1,803	$2,206	$7,643

* Audited

AT&T CORP. (ATTC)
CONSOLIDATED STATEMENTS OF INCOME FOR THE QUARTERS AND PERIOD ENDED NOVEMBER 18, 2005 Dollars in millions
	For the Quarter Ended		49 days ended		For the Period
	Mar 31,	Jun 30,	Sep 30,	Nov 18,	Ended Nov 18,
Total Operating Revenues	$7,015	$6,760	$6,620	$3,481	$23,876
Total Operating Expenses	5,945	5,941	5,665	3,189	20,740
Operating Income	1,070	819	955	292	3,136

Depreciation and amortization expense included in Total Operating Expenses	$636	$630	$623	$328	$2,217

AT&T CORP. (ATTC)
BUSINESS SEGMENT STATEMENTS OF INCOME FOR THE QUARTERS AND PERIOD ENDED NOVEMBER 18, 2005 Dollars in millions
	For the Quarter Ended		49 days ended		For the Period
	Mar 31,	Jun 30,	Sep 30,	Nov 18,	Ended Nov 18,
Total Operating Revenues	$5,319	$5,155	$5,109	$2,737	$18,320
Total Operating Expenses	4,731	4,627	4,596	2,368	16,322
Operating Income	$588	$528	$513	$369	$1,998

Depreciation and amortization expense included in Total Operating Expenses	$601	$596	$596	$315	$2,108

AT&T CORP. (ATTC)
CONSUMER SEGMENT STATEMENTS OF INCOME FOR THE QUARTERS AND PERIOD ENDED NOVEMBER 18, 2005 Dollars in millions
	For the Quarter Ended		49 days ended		For the Period
	Mar 31,	Jun 30,	Sep 30,	Nov 18,	Ended Nov 18,
Total Operating Revenues	$1,685	$1,593	$1,499	$735	$5,512
Total Operating Expenses	1,110	1,104	958	482	3,654
Operating Income	$575	$489	$541	$253	$1,858

Depreciation and amortization expense included in Total Operating Expenses	$12	$14	$9	$5	$40

AT&T CORP. (ATTC)
CORPORATE & OTHER SEGMENT STATEMENTS OF INCOME FOR THE QUARTERS AND PERIOD ENDED NOVEMBER 18, 2005 Dollars in millions
	For the Quarter Ended		49 days ended		For the Period
	Mar 31,	Jun 30,	Sep 30,	Nov 18,	Ended Nov 18,
Total Operating Revenues	$11	$12	$12	$9	$44
Total Operating Expenses	104	210	111	339	764
Operating Income (Loss)	$(93)	$(198)	$(99)	$(330)	$(720)

Depreciation and amortization expense included in Total Operating Expenses	$23	$20	$18	$8	$69